EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 9, 1995 (except with respect to the matter discussed in Note 14 as to which the date is June 2, 1995) included in Thermo Terra Tech Inc.'s Form 10-K for the year ended April 1, 1995 and to all references to our Firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        March 25, 1996